UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

Daktronics, Inc.

(Exact Name of Registrant as Specified in Charter)

South Dakota	001-38747	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Daktronics Drive

Brookings, SD 57006

(Address of Principal Executive Offices Zip Code)

(605) 692-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	DAKT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reece Kurtenbach

On March 3, 2025, the Board of Directors (the “Board”) the Company determined that, effective as of the close of business March 5, 2025 (the “Separation Date”), Reece Kurtenbach will cease to serve as the President and Chief Executive Officer of the Company. Mr. Kurtenbach will remain involved with the business in an advisory role supporting the Company’s digital transformation plan. Pursuant to the Separation Agreement (defined below), Mr. Kurtenbach has agreed to resign from service as a member of the Board, effective as of the date of appointment of a permanent Chief Executive Officer. However, Mr. Kurtenbach will no longer serve as Chairman of the Board and Andrew Siegel, who currently serves as Lead Independent Director of the Board, has been appointed to fill the role of independent Chair of the Board, effective as of the close of business March 5, 2025. Accordingly, the position of Lead Independent Director of the Board has been eliminated.

On March 3, 2025, the Board approved the Company entering into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Kurtenbach, effective as of March 5, 2025. Pursuant to the Separation Agreement, so long as Mr. Kurtenbach does not revoke his acceptance of the Separation Agreement within the time provided to do so and satisfies the other terms and conditions of the Separation Agreement (including compliance with certain restrictive covenants), Mr. Kurtenbach will receive the following consideration in accordance with the terms of the agreement:

•

a severance payment in the amount of $1,800,000, less applicable taxes and withholdings, to be paid in substantially equal installments beginning on the Company’s first regularly scheduled payroll date that is 45 days following the Separation Date and ending on the regularly scheduled pay date occurring on or following the two year anniversary of the initial severance payment date;

•

additional cash payments equal to the cost necessary to maintain continued coverage under the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the 24-month period following the Separation Date, to be paid in substantially equal monthly installments on the company’s regular scheduled pay dates during the 24-month period following the Separation Date; and

•

the vesting of the unvested stock option and restricted stock unit awards previously granted to Mr. Kurtenbach under the Company’s equity-based compensation plans that are outstanding immediately prior to the Separation Date (the “Outstanding Awards”) shall be partially accelerated such that each of the Outstanding Awards will become vested as to the number of options or restricted stock units that would have vested on the first vesting date set forth in Outstanding Awards occurring after the Separation Date.

Effective as of the close of business March 5, 2025, the Company also entered into a Consulting Agreement with Mr. Kurtenbach (the “Consulting Agreement”) which provides that from March 5, 2025 to October 31, 2025, Mr. Kurtenbach will serve as a consultant to the Company’s Chief Data Analytics Officer or such other person that may be designated by the Chief Data Analytics Officer, in order to assist the Company with its business object modeling. Mr. Kurtenbach’s consulting services will be provided on a weekly basis for approximately twenty (20) hours per week. The payments set forth in the Separation Agreement constitute the full compensation to Mr. Kurtenbach for his services under the Consulting Agreement. Mr. Kurtenbach is subject to certain restrictive covenants regarding confidentiality, non-competition and non-solicitation.

The foregoing descriptions of the Separation Agreement and Consulting Agreement are not complete and are qualified in their entirety by reference to the full text of the Separation Agreement and Consulting Agreement, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Brad Wiemann

On March 3, 2025, the Board appointed Brad Wiemann as interim President and Chief Executive Officer of the Company, effective as of the close of business March 5, 2025. In connection with his appointment, Mr. Wiemann will assume the role of the Company’s principal executive officer.

Prior to his appointment as interim President and Chief Executive Officer, Mr. Wiemann, age 61, has served as the Company’s Executive Vice President since 2012. Mr. Wiemann has been with the Company since 1993. He has served in a variety of roles at the Company across manufacturing, engineering, product development and other functions. In his current role, he oversees the Company’s Out of Home, On Premise and High Schools & Parks and Recreation business units.

There are no arrangements or understandings between Mr. Wiemann and any other persons pursuant to which he was selected to serve as the Company’s interim President and Chief Executive Officer. There are no family relationships between Mr. Wiemann and any director or executive officer of the Company, and Mr. Wiemann has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective as of the close of business March 5, 2025, the Company entered into an Offer Letter with Mr. Wiemann memorializing the terms of his role as interim President and Chief Executive Officer of the Company (the “Wiemann Offer Letter”). Pursuant to the Wiemann Offer Letter, Mr. Wiemann will receive cash compensation at a monthly rate of $60,000, less applicable taxes and withholdings, and will be eligible to receive a one-time grant of Restricted Stock Units (“RSUs”) under the Company’s 2020 Incentive Stock Plan (the “Incentive Plan”), with a grant date fair value of approximately $300,000 (the “CEO RSU Grant”), as further described below, and to receive those other benefits that are made generally available to the Company’s executives, subject to the terms of the applicable benefit plans and programs.

The terms of the CEO RSU Grant will be set forth in an RSU Grant Notice and Agreement (the “Interim Executive RSU Agreement”) and in accordance with the Company’s Incentive Plan. The terms described below under the heading “Retention RSU Agreement” used to describe the Retention RSU Agreement (as defined below) accurately describe the terms of the Interim Executive RSU Agreement, except that, in addition to the terms below, 100% of the RSUs under the Interim Executive RSU Agreement will become fully vested on the date that the Board appoints a permanent Chief Executive Officer, so long as the Mr. Wiemann remains continuously employed by the Company or a subsidiary of the Company until immediately prior to such appointment.

The number of RSUs subject to the CEO RSU Grant was calculated by dividing (x) $300,000 by (y) $14.33, the closing price of the Company’s no par value common stock on March 4, 2025.

The foregoing descriptions of the Wiemann Offer Letter and Interim Executive RSU Agreement are not complete and are qualified in their entirety by reference to the full text of the Wiemann Offer Letter and Interim Executive RSU Agreement, which are filed as Exhibit 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Howard Atkins

On March 3, 2025, the Board appointed Howard Atkins, a current independent director of the Board, as Acting CFO and Chief Transformation Officer, effective the close of business March 5, 2025. In connection with his appointment, Mr. Atkins will assume the role of the Company’s principal financial officer. Mr. Atkins succeeds Sheila Anderson, who will transition fully to her roles as principal accounting officer and Chief Data and Analytics Officer, a position she assumed in October 2024.

Mr. Atkins, age 73, has been a Director of the Company since December 2022. He has served on the Board’s Compensation Committee since December 2022, the Audit Committee since September 2023, and the Strategy and Risk Committee since March 2024. Mr. Atkins was appointed to the Board pursuant to the Cooperation Agreement dated as of July 23, 2022 (the “Cooperation Agreement”) between the Company and Prairieland Holdco, LLC and its affiliates, including Andrew D. Siegel, who also is a member of the Company’s Board. Mr. Atkins currently owns and manages HIA Capital, a business consulting and investment firm. In 2011, Mr. Atkins retired as the Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company, a banking and financial services company, where he was responsible for Wells Fargo’s financial management functions, investment portfolios, investor relations, capital management and corporate properties functions from 2001 to 2011. A 37-year veteran of the financial services industry, Mr. Atkins previously served as Executive Vice President and Chief Financial Officer of New York Life Insurance Company; Chief Financial Officer of Midlantic Corporation; and Corporate Treasurer of Chase Manhattan Bank. In addition, Mr. Atkins served as a Director for Occidental Petroleum Corporation from 2010 to 2019 and for Ingram Micro from 2004 to 2017.

There are no arrangements or understandings between Mr. Atkins and any other persons pursuant to which he was selected to serve as the Company’s Acting CFO and Chief Transformation Officer. There are no family relationships between Mr. Atkins and any director or executive officer of the Company, and Mr. Atkins has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective as of the close of business March 5, 2025, the Company entered into an Offer Letter with Mr. Atkins memorializing the terms of his role as Acting Chief Financial Officer and Chief Transformation Officer of the Company (the “Atkins Offer Letter”). Pursuant to the Atkins Offer Letter, Mr. Atkins will receive cash compensation at a monthly rate of $75,000 and a lump-sum cash signing bonus of $225,000, both cash payments less applicable taxes and withholdings. In addition, Mr. Atkins will be eligible to receive a one-time grant of RSUs under the Incentive Plan, with a grant date fair value of approximately $150,000 (the “CFO RSU Grant”), as further described below, and to receive those other benefits that are made generally available to the Company’s executives, subject to the terms of the applicable benefit plans and programs. Mr. Atkins will not be eligible to receive an annual incentive bonus under the Company’s annual incentive plan nor will he continue to receive compensation as a non-employee member of the Board.

The terms of the CFO RSU grant will be set forth in the Interim Executive RSU Agreement and in accordance with the Company’s Incentive Plan. The terms described below under the heading “Retention RSU Agreement” used to describe the Retention RSU Agreement (as defined below) accurately describe the terms of the Interim Executive RSU Agreement, except that, in addition to the terms below, 100% of the RSUs under the Interim Executive RSU Agreement will become fully vested on the date that the Board appoints a permanent Chief Financial Officer and Chief Transformation Officer, so long as the Mr. Atkins remains continuously employed by the Company or a subsidiary of the Company until immediately prior to such appointment.

The number of RSUs subject to the RSU Grant was calculated by dividing (x) $150,000 by (y) $14.33, the closing price of the Company’s no par value common stock on March 4, 2025.

The foregoing descriptions of the Atkins Offer Letter and Interim Executive RSU Agreement are not complete and are qualified in their entirety by reference to the full text of the Atkins Offer Letter and Interim Executive RSU Agreement, which are filed as Exhibit 10.5 and 10.6 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Retention RSU Agreement

To incentivize retention throughout the executive transition, the Board has also approved a Retention RSU Agreement (the “Retention RSU Agreement”) and RSU grants to certain executive officers of the Company (“Retention RSU Grants”). The Retention RSU Grants will be made pursuant to the terms of the Retention RSU Agreement and the Incentive Plan, with such grants to be effective the close of business March 5, 2025.

Under the Retention RSU Agreement, one-third of the RSUs will vest on each of the first, second, and third anniversaries of the Vesting Commencement Date (as such date is specified in the applicable Retention RSU Agreement), so long the recipient remains continuously employed by the Company or a subsidiary of the Company through each such vesting date. To the extent vested, each RSU represents the right to receive one share of stock in the Company. Under the Retention RSU Agreement, if the recipient is terminated prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting as determined elsewhere in the agreement or the Incentive Plan, or otherwise, including the Employee Retention and Protection Plan described below), any unvested RSUs will generally terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company. In addition, the RSUs shall become immediately and fully vested upon a Change in Control Termination (as defined in the Incentive Plan). RSUs do not participate in dividends.

The named executive officers that will receive Retention RSU Grants are identified below, along with the number of shares of Company stock that are subject to each grant.

Retention RSU Grant Recipients

RSU Recipient	Intended Value of the RSU Grant
Sheila M. Anderson, Chief Data and Analytics Officer	$200,040
Matthew J. Kurtenbach, Vice President	$198,000
Carla S. Gatzke, Vice President and Secretary	$180,000

The number of RSUs subject to each Retention RSU Grant was calculated by dividing (x) the intended value of the applicable RSU Grant by (y) $14.33, the closing price of the Company’s no par value common stock on March 4, 2025.

The foregoing description of the form of the Retention RSU Agreement is qualified in its entirety by reference to the Retention RSU Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Employee Retention and Protection Plan

On March 5, 2025, the Board adopted the Daktronics, Inc. Employee Retention and Protection Plan (the “Retention Plan”) to promote retention and to ensure each plan participant (a “Participant”) of their valued status within the Company by providing certain severance protections. We expect that each of our named executive officers will participate in the Retention Plan.

Under the Retention Plan, upon certain terminations of a Participant’s employment by the Company without “Cause” or by the Participant for “Good Reason” (such quoted terms as defined in the Retention Plan), then the Company will provide the Participant with the following severance payments and benefits, subject to the Participant’s execution and non-revocation of a release of claims, compliance with a restrictive covenant agreement, as applicable, and with respect to the COBRA Benefit (as defined below), timely and proper election of continuation coverage:

•

a cash severance payment, paid in accordance with the Company’s normal payroll practices over the applicable severance period, in an amount calculated by multiplying the Participant’s applicable severance multiplier (1x for all Executive Officers and for all Non-Executive Officers, the amount set forth in the Participation Agreement) by the aggregate amount of Participant’s base salary plus target annual bonus award for the year of termination;

•

a cash reimbursement, generally paid on a monthly basis, for continued coverage under the Company’s group health plans pursuant to COBRA for the applicable Severance Benefits Period (the “COBRA Benefit”);

•

as applicable, a lump-sum cash payment or reimbursement made within 60 days following the applicable termination date, of any earned but unpaid salary, incurred but unreimbursed expenses, and other benefits to which the employee is entitled; and

•

pro-rata acceleration of vesting of all outstanding Incentive Plan awards that the Participant holds at the applicable date of termination, with the pro-rata calculation based on the number of days within the service period satisfied on and prior to termination.

If the severance payments and benefits under the Retention Plan would trigger an excise tax for the Participant under Section 4999 of the Internal Revenue Code of 1986, such Participant’s severance payments and benefits will be either reduced to a level at which the excise tax is not triggered or paid in full (which would then be subject to the excise tax), whichever results in the better net after-tax position to such Participant.

The foregoing description of the form of the Retention Plan is qualified in its entirety by reference to the Retention Plan a copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Separation and Release Agreement, dated March 5, 2025, by and between Reece A. Kurtenbach and Daktroncs, Inc.

10.2	Consulting Agreement, dated March 5, 2025, by and between Reece A. Kurtenbach and Daktronics, Inc.

10.3	Offer Letter, dated March 5, 2025, by and between Bradley T. Wiemann and Daktronics, Inc.

10.4	Form of Interim Executive RSU Agreement

10.5	Offer Letter, dated March 5, 2025, by and between Howard Atkins and Daktronics, Inc.

10.6	Form of Retention RSU Agreement

10.7	Daktronics, Inc. Employee Retention and Protection Plan

104	Cover Page Interactive Date File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

Date: March 5, 2025	By:	/s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)